Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Announces $0.39 FFO per Diluted Share for Third Quarter 2012
Increases 2012 FFO Guidance Range to $1.33 to $1.36 per Diluted Share
Provides Initial 2013 FFO Guidance of $1.38 to $1.46 per Diluted Share

Radnor, PA, October 24, 2012 - Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of urban town center and suburban office properties in the mid-Atlantic region and other select markets throughout the United States, today reported its financial and operating results for the three and nine-month periods ended September 30, 2012.
“As we approach the conclusion of 2012, we can look back on this past quarter and past nine months with a degree of satisfaction in all we have accomplished,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “Our leasing and property management teams continue to improve our operating performance and move our rental rates upward as we take advantage of our strong real estate platform and tenants' desire for efficient real estate solutions. 2012 investment activity has been particularly productive as we reached our expanded sales target, added an attractive asset to our metropolitan DC joint venture and moved forward to harvest value from our existing land bank. In line with prior quarters, we are maintaining ample liquidity and managing our balance sheet to address all opportunities and needs. Collectively, these activities position us favorably for the balance of this year and into 2013. As a result, we are increasing our previously issued 2012 FFO guidance to now be in a range of $1.33 to $1.36 per diluted share and are providing initial 2013 FFO guidance of $1.38 to $1.46 as we approach 2013 with increased confidence.”
Financial Highlights - Third Quarter

▪	Net income allocated to common shares totaled $13.9 million or $0.10 per diluted share in the third quarter of 2012 compared to $4.1 million or $0.03 per diluted share in the third quarter of 2011.

▪
Funds from operations available to common shares and units (FFO) in the third quarter of 2012 totaled $57.7 million or $0.39 per diluted share compared to $60.3 million or $0.41 per diluted share in the third quarter of 2011. Our third quarter 2012 FFO payout ratio was 38.5% ($0.15 common share distribution / $0.39 FFO per diluted share).

▪
In the third quarter of 2012, we incurred $10.5 million of revenue maintaining capital expenditures which along with other adjustments to FFO, resulted in $30.2 million of cash available for distribution (CAD) or $0.21 per diluted share compared to $10.1 million of CAD or $0.07 per diluted share in the third quarter of 2011 when we incurred $33.1 million of revenue maintaining capital expenditures. Our third quarter 2012 CAD payout ratio was 71.4% ($0.15 common share distribution / $0.21 CAD per diluted share).

Financial Highlights - Nine Months

▪
Net income allocated to common shares totaled $22.6 million or $0.16 per diluted share in the first nine months of 2012 compared to a net loss of ($6.6 million) or ($0.05) per diluted share in the first nine months of 2011.

▪
FFO available to common shares and units in the first nine months of 2012 totaled $149.4 million or $1.02 per diluted share compared to $156.0 million or $1.07 per diluted share in the first nine months of 2011. Our FFO payout ratio for the first nine months of 2012 was 44.1% ($0.45 common share distribution / $1.02 FFO per share).

▪
In the first nine months of 2012, we incurred $34.5 million of revenue maintaining capital expenditures which along with other adjustments to FFO, resulted in $87.1 million of CAD or $0.60 per diluted share compared to $56.0 million of CAD or $0.40 per diluted share for the first nine months of 2011 when we incurred $74.4 million of revenue maintaining capital expenditures. Our CAD payout ratio for the first nine months of 2012 was 75.0% ($0.45 common share distribution / $0.60 CAD per diluted share).

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

Portfolio Highlights

▪
In the third quarter of 2012, our net operating income (NOI) excluding termination revenues and other income items increased 0.2% on a GAAP basis and 0.9% on a cash basis for our 216 same store properties, which were 86.5% and 85.5% occupied on September 30, 2012 and September 30, 2011, respectively. For the first nine months of 2012, our net operating income (NOI) excluding termination revenues and other income items have increased 2.3% on a GAAP basis and 1.0% on a cash basis.

▪
During the third quarter of 2012, we commenced occupancy on 1,212,679 square feet of total leasing activity including 701,961 square feet of renewals, 399,008 square feet of new leases and 111,710 square feet of tenant expansions. We have an additional 553,801 square feet of executed new leasing scheduled to commence subsequent to September 30, 2012.

▪
During the third quarter of 2012, we achieved a 60.6% tenant retention ratio in our core portfolio with negative net absorption of 129,364 square feet, bringing year-to-date tenant retention to 65.1%. During the third quarter of 2012, we experienced a 3.6% increase on our renewal rental rates and an 8.0% increase on our new lease/expansion rental rates, both on a GAAP basis.

▪	At September 30, 2012, our core portfolio of 218 properties comprising 24.3 million square feet was 86.3% occupied and 88.6% leased (reflecting new leases commencing after September 30, 2012).

Investment Highlights

▪
During the third quarter of 2012, we completed the previously disclosed disposition of Oaklands Corporate Center, an 81.6% leased, eleven-property flex/office portfolio totaling 466,719 square feet in Exton, Pennsylvania for $52.7 million or $113 per square foot, and recorded a $9.9 million gain on the sale. We used the net proceeds from this sale for general corporate purposes.

▪
During the third quarter of 2012 as previously disclosed, our Brandywine-AI Joint Venture completed the acquisition of Station Square, a 92.8% leased, three-property office portfolio totaling 499,395 square feet in Silver Spring, Maryland for $120.6 million, or $241 per square foot, using a $66.5 million seven-year, 3.22% interest-only, non-recourse financing and $54.1 million contributed pro rata by the two partners.  We funded our 50% share from available corporate funds.

▪
During the third quarter of 2012 as previously disclosed, we contributed a land parcel to a 50/50 joint venture we formed with Toll Brothers, Inc. (“Toll”) to build 398 residential units at 134 Plymouth Road in Plymouth Meeting, Pennsylvania. Toll matched Brandywine's land contribution with a $15.5 million cash contribution. Site engineering, planning, and architecture have begun and the groundbreaking is projected to occur in the first half of 2013 with completion in 2015 and stabilization in 2016. Total project costs inclusive of land are estimated to be $77.0 million with the $46.0 million balance expected to be funded through third-party construction financing and/or additional partner contributions.

▪
We are currently proceeding with the $18.5 million redevelopment of 660 West Germantown Pike, a 154,392 square foot office building located in Plymouth Meeting, Pennsylvania that we acquired vacant in the first quarter of 2012 for $9.1 million. We have funded $9.8 million to date and plan to fund the remaining $8.7 million by mid-2013 as we complete the lease-up of this redevelopment. As of September 30, 2012, the property was 38.2% occupied and 77.5% leased.

Capital Markets Highlights

▪
At September 30, 2012, our net debt to gross assets measured 42.4% reflecting $241.6 million of cash and cash equivalents. We currently have no outstanding balance on our $600.0 million unsecured revolving credit facility.

▪
For the quarter ended September 30, 2012, we achieved a 2.5 EBITDA to interest coverage ratio and a 7.2 ratio of net debt to annualized quarterly EBITDA based on consolidated EBITDA excluding non-recurring items, and inclusive of our pro rata share of unconsolidated EBITDA, interest and net debt.

Distributions
On September 11, 2012, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on October 19, 2012 to shareholders of record as of October 5, 2012. Our Board also declared quarterly dividend distributions of $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share and $0.43125 per 6.90% Series E Cumulative Redeemable Preferred Share that were paid on October 15, 2012 to holders of record as of September 30, 2012 of the Series D and Series E Preferred Shares, respectively.
2012 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are increasing our previously issued guidance for 2012 FFO per diluted share to be in a range of $1.33 to $1.36 versus the prior range of $1.32 to $1.36. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2012 FFO per diluted share and earnings per diluted share:

Guidance for 2012	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$0.10	to	$0.14
Less: gains on sales of real estate	(0.23)		(0.24)
Plus: real estate depreciation and amortization	1.46		1.46

FFO per diluted share	$1.33	to	$1.36
Our 2012 FFO guidance does not include income arising from the sale of undepreciated real estate. Our 2012 earnings and FFO per diluted share each reflect $0.08 per diluted share of non-cash income attributable to the second of five annual recognitions of 20% of the net benefit of the previously disclosed rehabilitation tax credit financing on the 30th Street Post Office. Other key assumptions include occupancy improving to 88.0% by year-end 2012 with 90.0% leased, a 1.0% - 2.0% increase (GAAP) in overall lease rates, a resulting 2.5% - 3.0% increase in 2012 same store NOI (GAAP), no additional capital markets activity, $175.8 million of completed sales activity and 146.5 million fully diluted weighted average shares.
2013 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we estimate that full year 2013 FFO per diluted share will be in a range of $1.38 to $1.46. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2013 FFO per diluted share and earnings per diluted share:

Guidance for 2013	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.06)	to	$0.02
Plus: real estate depreciation and amortization	1.44		1.44

FFO per diluted share	$1.38	to	$1.46
Our 2013 FFO guidance does not include income arising from the sale of undepreciated real estate. Our 2013 earnings and FFO per diluted share each reflect $0.08 per diluted share of non-cash income attributable to the third of five annual recognitions of 20% of the net benefit of the rehabilitation tax credit financing on the 30th Street Post Office. Other key assumptions include occupancy improving to 90.0% by year-end 2013 with 92.0% leased, a 3.0% - 5.0% increase (GAAP) in overall lease rates, a resulting 3.0% - 5.0% increase in 2013 same store NOI (GAAP), no additional capital markets activity, $100.0 million of projected (net) sales activity and 147.0 million fully diluted weighted average shares.

Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.

Third Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, October 25, 2012 at 9:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #29831734. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, November 8, 2012 by calling 1-855-859-2056 and providing access code 29831734. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the third quarter earnings report. The supplemental information package is available in the “Investor Relations - Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead - Fourth Quarter 2012 Conference Call
We anticipate we will release our fourth quarter 2012 earnings on Wednesday, February 6, 2013, after the market close and will host our fourth quarter 2012 conference call on Thursday, February 7, 2013, at 9:00 a.m. EST. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
About Brandywine Realty Trust

Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and suburban office portfolio comprising 295 properties and 34.0 million square feet, including 219 properties and 24.5 million square feet owned on a consolidated basis and 57 properties and 7.0 million square feet in 19 unconsolidated real estate ventures all as of September 30, 2012. For more information, please visit www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates' actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2011. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Real estate investments:
Rental properties	$4,660,289	$4,793,080
Accumulated depreciation	(925,342)	(865,710)
Rental property, net	3,734,947	3,927,370
Construction-in-progress	43,449	25,083
Land inventory	95,500	109,008
Real estate investments, net	3,873,896	4,061,461

Cash and cash equivalents	241,616	410
Accounts receivable, net	13,394	14,718
Accrued rent receivable, net	117,306	108,101
Investment in real estate ventures	179,037	115,807
Deferred costs, net	119,182	115,362
Intangible assets, net	52,575	70,515
Notes receivable	7,226	18,186
Other assets	62,494	53,158

Total assets	$4,666,726	$4,557,718

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$502,123	$511,061
Unsecured credit facility	—	275,500
Unsecured term loans	600,000	37,500
Unsecured senior notes, net of discounts	1,404,466	1,569,934
Accounts payable and accrued expenses	80,554	69,929
Distributions payable	24,820	23,895
Deferred income, gains and rent	80,748	99,569
Acquired lease intangibles, net	29,824	35,106
Other liabilities	59,982	45,528
Total liabilities	2,782,517	2,668,022

Brandywine Realty Trust's equity:
Preferred shares - Series C	—	20
Preferred shares - Series D	23	23
Preferred shares - Series E	40	—
Common shares	1,432	1,424
Additional paid-in capital	2,828,722	2,776,197
Deferred compensation payable in common stock	5,352	5,631
Common shares held in grantor trust	(5,352)	(5,631)
Cumulative earnings	510,093	477,338
Accumulated other comprehensive loss	(20,456)	(6,079)
Cumulative distributions	(1,467,058)	(1,392,332)
Total Brandywine Realty Trust's equity	1,852,796	1,856,591

Non-controlling interests	31,413	33,105
Total equity	1,884,209	1,889,696

Total liabilities and equity	$4,666,726	$4,557,718

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue
Rents	$113,989	$116,251	$343,260	$346,579
Tenant reimbursements	20,695	19,010	58,308	59,187
Termination fees	931	157	2,522	2,673
Third party management fees, labor reimbursement and leasing	3,007	3,028	9,021	8,514
Other	1,761	955	4,259	3,314
Total revenue	140,383	139,401	417,370	420,267

Operating Expenses
Property operating expenses	40,705	40,788	118,068	124,023
Real estate taxes	14,064	13,204	42,292	40,699
Third party management expenses	1,298	1,379	3,812	4,395
Depreciation and amortization	48,738	51,943	147,618	157,157
General & administrative expenses	6,080	6,177	18,209	18,311
Total operating expenses	110,885	113,491	329,999	344,585

Operating income	29,498	25,910	87,371	75,682

Other income (expense)
Interest income	311	523	2,635	1,385
Historic tax credit transaction income	11,840	12,026	11,840	12,026
Interest expense	(32,620)	(32,346)	(99,745)	(99,477)
Deferred financing costs	(1,218)	(1,846)	(3,790)	(3,844)
Interest expense - financing obligation	(230)	—	(608)	—
Equity in income of real estate ventures	500	418	1,382	2,739
Net gain on sale of interests in real estate	—	—	—	2,791
Loss on real estate venture formation	(950)	—	(950)	—
Gain (loss) on early extinguishment of debt	(51)	176	(1,549)	(580)

Income (loss) from continuing operations	7,080	4,861	(3,414)	(9,278)

Discontinued operations:
Income from discontinued operations	69	1,750	1,867	5,329
Net gain on disposition of discontinued operations	9,940	—	34,774	3,836
Total discontinued operations	10,009	1,750	36,641	9,165

Net income (loss)	17,089	6,611	33,227	(113)

Net (income) loss from discontinued operations attributable to non-controlling interests - LP units	(182)	(86)	(669)	(234)
Net (income) loss from continuing operations attributable to non-controlling interests - LP units	(78)	(276)	244	88
Net (income) loss attributable to non-controlling interests	(260)	(362)	(425)	(146)

Net income (loss) attributable to Brandywine Realty Trust	16,829	6,249	32,802	(259)
Preferred share distributions	(2,785)	(1,998)	(7,832)	(5,994)
Preferred share redemption charge	—	—	(2,090)	—
Amount allocated to unvested restricted shareholders	(95)	(121)	(286)	(384)

Net income (loss) attributable to common shareholders	$13,949	$4,130	$22,594	$(6,637)
PER SHARE DATA
Basic income (loss) per common share	$0.10	$0.03	$0.16	$(0.05)

Basic weighted-average shares outstanding	143,424,485	135,562,487	143,182,911	135,164,424

Diluted income (loss) per common share	$0.10	$0.03	$0.16	$(0.05)

Diluted weighted-average shares outstanding	144,128,010	136,841,451	143,182,911	135,164,424

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Reconciliation of Net Loss to Funds from Operations:
Net income (loss) attributable to common shareholders	$13,949	$4,130	$22,594	$(6,637)

Add (deduct):
Net income (loss) attributable to non-controlling interests - LP units	78	276	(244)	(88)
Amount allocated to unvested restricted shareholders	95	121	286	384
Net gain on sale of interests in real estate	—	—	—	(2,791)
Loss on real estate venture formation	950	—	950	—
Net income from discontinued operations attributable to non-controlling interests - LP units	182	86	669	234
Net gain on disposition of discontinued operations	(9,940)	—	(34,774)	(3,836)

Depreciation and amortization:
Real property - continuing operations	39,628	39,275	117,253	119,619
Leasing costs (includes acquired intangibles) - continuing operations	9,067	12,378	30,164	36,698
Real property - discontinued operations	—	2,230	2,459	6,664
Leasing costs (includes acquired intangibles) - discontinued operations	6	66	291	193
Company's share of unconsolidated real estate ventures	3,971	2,128	10,528	6,553

Funds from operations	$57,986	$60,690	$150,176	$156,993
Funds from operations allocable to unvested restricted shareholders	(254)	(359)	(769)	(983)

Funds from operations available to common share and unit holders (FFO)	$57,732	$60,331	$149,407	$156,010

FFO per share - fully diluted	$0.39	$0.41	$1.02	$1.07

Weighted-average shares/units outstanding - fully diluted	146,785,731	146,651,211	146,408,921	146,341,612

Distributions paid per common share	$0.15	$0.15	$0.45	$0.45

Payout ratio of FFO (Distributions paid per common share divided / FFO per diluted share)	38.5%	36.6%	44.1%	42.1%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$57,732	$60,331	$149,407	$156,010

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(4,942)	(5,478)	(17,804)	(14,925)
Financing Obligation - 3141 Fairview Drive noncash impact	(203)	—	(557)	—
Deferred market rental income, including discontinued operations	(1,582)	(1,397)	(4,538)	(4,080)
Company's share of unconsolidated real estate ventures' straight-line and deferred market rent	(349)	(203)	(951)	(229)
Historic tax credit transaction income	(11,840)	(12,026)	(11,840)	(12,026)
Non-cash preferred unit redemption charge	—	—	2,090	—
Straight-line and deferred market ground rent expense activity	498	498	1,494	1,520
Stock-based compensation costs	1,337	1,153	4,034	3,762
Fair market value amortization - mortgage notes payable	91	7	273	(479)
Debt discount amortization - exchangeable notes	—	272	—	816
Sub-total certain non-cash items	(16,990)	(17,174)	(27,799)	(25,641)
Less: Revenue maintaining capital expenditures:
Building improvements	(1,551)	(944)	(2,692)	(3,857)
Tenant improvements	(6,156)	(22,130)	(23,913)	(50,247)
Lease commissions	(2,826)	(10,012)	(7,866)	(20,308)
Total revenue maintaining capital expenditures	(10,533)	(33,086)	(34,471)	(74,412)

Cash available for distribution	$30,209	$10,071	$87,137	$55,957

CAD per share - fully diluted	$0.21	$0.07	$0.60	$0.40

Weighted-average shares/units outstanding - fully diluted	146,785,731	146,651,211	146,408,921	146,341,612
Less: certain partnership units which were not entitled to distributions until August 5, 2011	—	(2,705,314)	—	(5,626,374)
Adjusted Weighted-average shares/units outstanding - fully diluted	146,785,731	143,945,897	146,408,921	140,715,238

Distributions paid per common share	$0.15	$0.15	$0.45	$0.45

Payout ratio of CAD (Distributions paid per common share / CAD per diluted share)	71.4%	214.3%	75.0%	112.5%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - 3RD QUARTER
(unaudited and in thousands)

Of the 219 properties owned by the Company as of September 30, 2012, a total of 216 properties ("Same Store Properties") containing an aggregate of 24.1 million net rentable square feet were owned for the entire three-month periods ended September 30, 2012 and 2011. Average occupancy for the Same Store Properties was 86.1% during 2012 and 85.3% during 2011. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended September 30,
	2012	2011

Revenue
Rents	$113,516	$113,245
Tenant reimbursements	20,345	18,857
Termination fees	931	157
Other	1,773	755
Total revenue	136,565	133,014

Operating expenses
Property operating expenses	42,705	42,260
Real estate taxes	13,875	12,751

Net operating income	$79,985	$78,003

Net operating income - percentage change over prior year	2.5%

Net operating income, excluding termination fees & other	$77,281	$77,091

Net operating income, excluding termination fees & other - percentage change over prior year	0.2%

Net operating income	$79,985	$78,003
Straight line rents	(4,420)	(5,045)
Above/below market rent amortization	(1,429)	(1,247)
Non-cash ground rent	498	498

Cash - Net operating income	$74,634	$72,209

Cash - Net operating income - percentage change over prior year	3.4%

Cash - Net operating income, excluding termination fees & other	$71,930	$71,297

Cash - Net operating income, excluding termination fees & other - percentage change over prior year	0.9%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended September 30,
	2012	2011

Net income:	$17,089	$6,611
Add/(deduct):
Interest income	(311)	(523)
Historic tax credit transaction income	(11,840)	(12,026)
Interest expense	32,620	32,346
Deferred financing costs	1,218	1,846
Interest expense - financing obligation	230	—
Equity in income of real estate ventures	(500)	(418)
Depreciation and amortization	48,738	51,943
Loss on real estate venture formation	950	—
(Gain) loss on early extinguishment of debt	51	(176)
General & administrative expenses	6,080	6,177
Total discontinued operations	(10,009)	(1,750)

Consolidated net operating income	84,316	84,030
Less: Net operating income of non same store properties	(934)	(271)
Less: Eliminations and non-property specific net operating income	(3,397)	(5,756)

Same Store net operating income	$79,985	$78,003

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - NINE MONTHS
(unaudited and in thousands)

Of the 219 properties owned by the Company as of September 30, 2012, a total of 213 properties ("Same Store Properties") containing an aggregate of 24.0 million net rentable square feet were owned for the entire nine-month periods ended September 30, 2012 and 2011. Average occupancy for the Same Store Properties was 86.5% during 2012 and 85.1% during 2011. The following table sets forth revenue and expense information for the Same Store Properties:

	Nine Months Ended September 30,
	2012	2011

Revenue
Rents	$340,228	$337,418
Tenant reimbursements	57,463	58,647
Termination fees	2,522	2,673
Other	4,092	2,757
Total revenue	404,305	401,495

Operating expenses
Property operating expenses	123,065	128,842
Real estate taxes	41,508	39,294

Net operating income	$239,732	$233,359

Net operating income - percentage change over prior year	2.7%

Net operating income, excluding termination fees & other	$233,118	$227,929

Net operating income, excluding termination fees & other - percentage change over prior year	2.3%

Net operating income	$239,732	$233,359
Straight line rents	(16,432)	(13,754)
Above/below market rent amortization	(4,172)	(3,904)
Non-cash ground rent	1,494	1,520

Cash - Net operating income	$220,622	$217,221

Cash - Net operating income - percentage change over prior year	1.6%

Cash - Net operating income, excluding termination fees & other	$214,008	$211,791

Cash - Net operating income, excluding termination fees & other - percentage change over prior year	1.0%

The following table is a reconciliation of Net Income (Loss) to Same Store net operating income:

	Nine Months Ended September 30,
	2012	2011

Net income (loss)	$33,227	$(113)
Add/(deduct):
Interest income	(2,635)	(1,385)
Historic tax credit transaction income	(11,840)	(12,026)
Interest expense	99,745	99,477
Deferred financing costs	3,790	3,844
Interest expense - financing obligation	608	—
Equity in income of real estate ventures	(1,382)	(2,739)
Depreciation and amortization	147,618	157,157
Net gain on sale of interests in real estate	—	(2,791)
Loss on real estate venture formation	950	—
Loss on early extinguishment of debt	1,549	580
General & administrative expenses	18,209	18,311
Total discontinued operations	(36,641)	(9,165)

Consolidated net operating income	253,198	251,150
Less: Net operating income of non same store properties	(3,307)	(929)
Less: Eliminations and non-property specific net operating income	(10,159)	(16,862)

Same Store net operating income	$239,732	$233,359